EXHIBIT 99.3

AMERICANWEST BANCORPORATION
CONTACT:	Wes Colley
President and Chief Executive Officer
(509) 467-6993

NEWS RELEASE

AMERICANWEST BANCORPORATION APPOINTS TWO NEW DIRECTORS TO BOARD

SPOKANE, WA – January 30, 2004 – AmericanWest Bancorporation (Nasdaq:AWBC) today announced its Board of Directors has appointed Gary Bolyard and Craig Eerkes to the board of AmericanWest Bancorporation.

Mr. Bolyard is a retired banker with 37 years of experience. For 21 years he served as President of two banks – First Mutual Bank and Central Washington Bank. He was also President of Central Washington Bancorp. When Central Washington Bank was sold to InterWest Bancorp, the last three years of his career were spent as Vice Chairman of Corporate Development. He retired from that position in 1999. During his career, Mr. Bolyard served as a Director on seven bank boards, most recently with Pacific Northwest Bank and Bancorp until October 2003.

“Gary brings to our board prior bank board experience and invaluable experience and knowledge in the banking business,” said Wes Colley, President and Chief Executive Officer.

Mr. Bolyard is a life-long resident of Washington State. He is a graduate of the University of Washington and has completed advanced studies in finance at the University of Indiana and Brown University. During his career, Mr. Bolyard has served on numerous Community and Civic Boards.

Craig Eerkes is the President of Sun Pacific Energy, Inc. – a Tri-Cities based retail and wholesale petroleum company with stores and customers located throughout Washington State. Mr. Eerkes has served on three bank boards. He was instrumental in founding American National Bank in Kennewick, Washington in 1980 and served as Chairman of the bank from 1984 until its sale to First Hawaiian Bank in 1996, at which time he became Vice Chairman of the Northwest Region. During 2000, he also served as a Board Member of Columbia Trust Bank.

“Craig brings twenty years of prior bank board experience and a shared philosophy with AmericanWest Bancorporation. In addition to his vast business and bank board experience, he also has experience as a Commercial Loan Banker,” said Colley.

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AWBC – Director Appointments

January 30, 2004

Page Two

Mr. Eerkes is also a life-long resident of Washington State. He is a past President of the Western Petroleum Marketers Association and is currently Vice Chairman of the Petroleum Marketers Association of America and a Director of Western Mutual Insurance.

AmericanWest Bancorporation is a community bank holding company with 41 branch offices – 33 in Central and Eastern Washington and 8 in Northern Idaho.

This release contains certain forward-looking statements within the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements about the financial condition, results of operations, future financial targets and earnings outlook of the Company. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, impact of the current national and regional economy on small business loan demand in the Company’s market, loan delinquency rates, changes in portfolio composition, the bank’s ability to attract quality commercial business, interest rate movements and the impact on margins such movement may cause, changes in the demographic make-up of the Company’s market, fluctuation in demand for the Company’s products and services, the Company’s ability to attract and retain qualified people, regulatory changes, competition with other banks and financial institutions, and other factors. For a discussion of factors that could cause actual results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as “targets,” “expects,” “anticipates,” “believes,” other similar expressions or future or conditional verbs such as “will,” “may,” “should,” “would,” and “could” are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereto. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PLSRA’s safe harbor provisions